Exhibit 10.12

PRODUCT LICENSE AND COLLABORATION AGREEMENT

This Product License and Collaboration Agreement (this “Agreement”) is made and entered into as of this 4 day of May, 2007 (the “Effective Date”), by and between (i) BG Medicine, Inc., a Delaware corporation (“BGM”), (ii) ACS Biomarker B.V. i.o. (“ACSB”), a corporation to be established by the University of Maastricht (the “University”), BioMedbooster B.V., a corporation organized under the laws of The Netherlands (“BioMedbooster”), Yigal Pinto, Mat Daemen, Tilman Hackeng and Marcel Kannekens, and (iii) solely for purposes of Section 3.04 hereof, the University and BioMedbooster.

WHEREAS, the University and BioMedbooster have committed to grant to ACSB certain Intellectual Property Rights (as defined below) and capabilities in the field of cardiac disease markers, in particular in the area of heart failure;

WHEREAS, BGM owns advanced proteomic and metabolomic capabilities that are applied for biomarker discovery and validation; and

WHEREAS, BGM and ACSB (each, a “Party”), are interested in BGM’s licensing certain intellectual property rights owned by ACSB on an exclusive basis in exchange for certain royalty payments, and in pursuing an alliance for the detection and validation of markers in congestive heart failure and other areas;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties and the other parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

(a)           “ACSB Marker Notice” shall have the meaning set forth in Section 4.02(b).

(b)           “Affiliate” shall mean, with respect to a Person, any (i) corporation, firm, partnership or other entity which directly or indirectly controls such Person, (ii) corporation, firm, partnership or other entity which is controlled by or is under common control with such Person, (iii) corporation, firm, partnership or other entity which is controlled by a corporation, firm, partnership or other entity as defined in (i) above, or (iv) corporation, firm, partnership or other entity which is controlled by a corporation, firm, partnership or other entity as defined in (iii) above. For purposes of this definition, “control” means ownership, directly or through one or more Affiliates, of (a) more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, (b) more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or (c) any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

(c)           “BGM Project Notice” shall have the meaning set forth in Section 4.01.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(d)           “CARIM” shall mean the Cardiovascular Research Institute Maastricht.

(e)           “Confidential Information” shall mean all trade secrets, proprietary information, know-how, data, designs, specifications, processes, customer lists and other technical or business information (and any tangible evidence, record or representation thereof), including without limitation any idea, improvement, invention, innovation, development, concept, technical data, design, formula, device, pattern, sequence, method, process, composition of matter, product specification or design, plan for a new or revised product, sample, compilation of information, or work in process, or parts thereof, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form).

(f)            “Field of Interest” shall mean such fields as BGM and ACSB shall mutually agree and set forth in any Licensing Addendum.

(g)           “First Commercial Sale” of a Subject Product shall mean the first sale of such Subject Product by BGM, its Affiliate or its Sublicensee(s), for end use or consumption, after all required Regulatory Approvals have been granted by the applicable Regulatory Authorities.

(h)           “First Look Right” shall have the meaning set forth in Section 4.01.

(i)            “GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.

(j)            “Intellectual Property Rights” shall mean any and all rights in Intellectual Property.

(k)           “Intellectual Property” shall mean all patents, patent applications, the right to apply for patents, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, sublicenses, domain names, mask works, information and other proprietary rights and processes recognized anywhere in the world.

(l)            “Licensing Addendum” shall have the meaning set forth in Section 2.01.

(m)          “Marker” shall mean a biochemical characteristic that is objectively measured and evaluated as an indicator of normal biologic or pathogenic processes or pharmacological responses to a therapeutic intervention.

(n)           “Net Sales” shall mean, with respect to a particular Subject Product, the actual gross amount invoiced by BGM or its Affiliates for commercial sales of such Subject Product after deducting, in accordance with GAAP, the following:

(i)            trade, cash and quantity discounts reasonably consistent with industry standards;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ii)           credits or allowances for damaged or spoiled product, returns, recalls or rejections of products, including allowance for breakage or spoilage;

(iii)          sales, value added, excise or other direct taxes, and freight, postage, shipping and transportation insurance charges and additional transportation, custom duties, and other governmental charges on the Subject Product; and

(iv)          chargebacks, rebates or similar payments or credits directly related to the Subject Product consistent with reasonable industry standards granted to managed health care organizations, wholesalers, distributors, buying groups, retailers, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations or to federal, state/provincial, local and other governments, their agencies and purchasers and reimbursers.

Sales or other transfers between BGM and its Affiliates shall be excluded from the computation of Net Sales and no payments will be payable on such sales or transfers except where such Affiliates are end users, but Net Sales shall include the subsequent sales to Third Parties by such Affiliates. Where an Affiliate is the end user, Net Sales shall be deemed to be equal to the average per-unit price charged to Third Parties for the same Subject Product during the relevant calendar half-year multiplied by the number of units sold or transferred to the Affiliate during such calendar half-year.

(o)           “Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

(p)           “Regulatory Approval” means all approvals and clearances of Regulatory Authorities (including where applicable pricing and reimbursement approvals required for marketing authorization), product and/or establishment licenses, registrations or authorizations necessary for the manufacture, use, storage, import, export, transport and marketing and/or sale of a Subject Product in a particular jurisdiction.

(q)           “Regulatory Authority” shall mean the FDA in the U.S., and the EMEA or any agency in the European Union and any health regulatory authority(ies) in any other country(ies) that is equivalent to the FDA and holds responsibility for granting Regulatory Approval for a Subject Product in such country(ies), and any successor(s) thereto having substantially the same functions.

(r)            “Right of First Offer” shall have the meaning set forth in Section 4.02.

(s)           “Royalty Statement” shall have the meaning set forth in Section 2.02(g).

(t)            “Subject BGM Project” shall mean any Marker-related research or development project initiated by BGM within the Field of Interest for which ACSB, CARIM or the University could, in the reasonable judgment of BGM, be a qualified investigator or collaborator.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(u)           “Subject IP” shall mean any Intellectual Property Rights identified as Subject IP in a Licensing Addendum.

(v)           “Subject Markers” shall have the meaning set forth in Section 4.02.

(w)          “Subject Products” shall have the meaning set forth in Section 2.02(a)(i).

(x)            “Sublicense Non-Royalty Payments” shall mean any payments received by BGM from Sublicensees as consideration for the grant of a Sublicense, including without limitation, license fees, technology fees, milestone payments and license maintenance fees, but excluding amounts received by BGM (i) as Sublicense Royalty Payments; (ii) as dollar-for-dollar reimbursement for or prepayment of BGM’s research and development expenses incurred in connection with the applicable Subject IP, as determined in accordance with GAAP; or (iii) for a Sublicensee’s purchase of securities of BGM.

(y)           “Sublicense Royalty Payments” shall mean payments received by BGM from Sublicensees as consideration for the grant of such sublicense that are based on net sales of Subject Products by such Sublicensee.

(z)            “Sublicense” shall mean a sublicense to Subject IP granted by BGM, as well as any sublicense granted by the sublicensee of such Sublicense.

(aa)         “Sublicensee” shall mean any Person to whom BGM grants a Sublicense, as well as any entity to which such Person grants a Sublicense

(bb)         “Sublicensing Income” shall, with respect to any particular Subject IP, all Sublicense Non-Royalty Payments and Sublicense Royalty Payments generated from such Subject IP.

(cc)         “Third Party(ies)” shall mean a Person who or which is neither a Party nor an Affiliate of a Party.

(dd)         “University” shall mean the University of Maastricht.

(ee)         “Valid Claim” means a claim of an issued and unexpired patent, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or surrendered through reissue or disclaimer.

ARTICLE II

LICENSE, ROYALTIES AND COLLABORATION

Section 2.01           License of Subject IP. BGM shall have, and ACSB hereby grants to BGM, a license to any and all Intellectual Property Rights as may be agreed by the Parties and set forth from time to time in one or more addenda to this Agreement on the terms set forth

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

herein and on such additional terms as may be set forth in such addenda. Any such Intellectual Property Rights are sometimes hereinafter referred to as “Subject IP,” and any such addendum is sometimes hereinafter referred to as a “Licensing Addendum.”  The Parties shall use the form attached hereto as Exhibit A as the template for each Licensing Addendum. The license so granted with respect to the Subject IP identified in any particular Licensing Addendum (each, a “License”) shall be on the following terms, except as otherwise provided in such Licensing Addendum:

(a)           Exclusivity. Such License shall be exclusive or non-exclusive as set forth in the applicable Licensing Addendum; provided, however, that the University, ACSB, BioMedbooster  and each of their respective Affiliates shall have a limited, non-exclusive license, without the right to grant sublicenses, to use any Subject IP solely for internal research and teaching purposes.

(b)           Field of Use. Such License shall entitle BGM to use and exploit the applicable Subject IP for the purpose or purposes as set forth in the applicable Licensing Addendum.

(c)           Term. Such License shall be for the term specified in the applicable Licensing Addendum.

(d)           Sublicensing. Such License shall include the right to grant Sublicenses as set forth in the applicable Licensing Addendum.

(e)           Territory. Such License shall be valid in the countries specified in the applicable Licensing Addendum.

(f)            Royalties. BGM shall pay ACSB royalties with respect to the use of the applicable Subject IP on the terms set forth in Section 2.02 below.

Section 2.02           Royalties.

(a)           Payments in Respect of Net Sales.

(i)            If BGM shall sell any products based on any Subject IP (each, a “Subject Product”), and such sale would, absent the License granted hereunder with respect to such Subject IP, infringe one or more Valid Claims with respect to such Subject IP, BGM shall pay ACSB a royalty equal to such percentage (if any) of Net Sales of such Subject Product, and upon such additional terms and conditions, as shall be set forth in the Licensing Addendum in which the applicable Subject IP is identified. If such Valid Claims relate to Subject IP identified in two or more Licensing Addenda, the royalty to be paid to ACSB shall be determined using the average of the applicable percentages set forth in all such Licensing Addenda.

(ii)           Limitations on Royalties on Net Sales. The payment of royalties with respect to Subject Products under this Agreement shall be subject to the following conditions:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1)      Royalties on Net Sales of a particular Subject Product at the rates set forth above shall accrue as of the date of First Commercial Sale of such Subject Product and shall continue and accrue until the expiration of the last to expire Valid Claim relating to such Subject Product. Thereafter, BGM shall be relieved of any royalty payment with respect to such Subject Product.

2)      No royalties shall accrue on the disposition of reasonable quantities of Subject Products by BGM, Affiliates or Sublicensees as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies) or to clinical trials.

(b)           Payments in the Event of Sublicense. In the event BGM enters into a Sublicense with a Third Party granting to the Sublicensee a sublicense under any rights granted to BGM pursuant to a License of any Subject IP hereunder (the “Sublicensed Rights”), BGM’s obligation to pay royalties under Section 2.02(a) above with respect to the Sublicensed Rights subject to the Sublicense shall terminate and, in lieu thereof, BGM shall pay to ACSB such percentage of all Sublicensing Income received by BGM from the Third Party Sublicensee with respect to the Sublicensed Rights subject to the Sublicense, and upon such additional terms and conditions, as shall be set forth in the Licensing Addendum in which the applicable Subject IP is identified. subject. To the extent the Sublicensed Rights do not include all of the rights granted to BGM with respect to the applicable Subject IP, ACSB shall continue to be entitled to royalties under Section 2.02(a) with respect to those rights retained by BGM or its Affiliates and not subject to the Sublicense. Amounts payable to ACSB based on Sublicensing Income shall be payable for the same term as royalties would have been payable pursuant to Section 2.02(a)(ii)1) above.

(c)           Affiliate Sales. In the event that BGM transfers Subject Products to one of its Affiliates, there shall be no royalty due at the time of transfer. Subsequent sales of Subject Products by the Affiliate to end users (which are not Sublicensees) shall be reported as Net Sales hereunder by BGM.

(d)           Compulsory Licenses. If a compulsory license is granted to a Third Party with respect to any Subject Product in any country with a royalty rate lower than the royalty rate provided by Section 2.02(a)(i), then the royalty rate to be paid by BGM on Net Sales of such Subject Product in that country under Section 2.02(a)(i) shall be reduced to the rate paid by the compulsory Third Party licensee.

(e)           Third Party Licenses. If one or more licenses from a Third Party or Third Parties are obtained by BGM with the prior or subsequent approval of ACSB, which approval shall not be unreasonably withheld, in order to make, have made, use, sell or import any Subject Product, the royalties or other payments payable by BGM to ACSB under Section 2.02(a) or Section 2.02(b) hereof, as applicable, shall be reduced by an amount equal to the aggregate royalty payments payable to such Third Party(ies) in connection with such Subject Product.

(f)            Combination Product. Notwithstanding the provisions of Section 2.02(a), in the event a Subject Product is sold as a combination product with other components, Net Sales, for purposes of royalty payments on the combination product, shall be calculated by multiplying the Net Sales of that combination product by the fraction A/B, where A is the gross selling price of

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

the Subject Product sold separately and B is the gross selling price of the combination product. If no such separate sales are made by BGM or its Affiliates, Net Sales for royalty determination shall be calculated by multiplying Net Sales of the combination product by the fraction C/(C+D), where C (excluding the fully allocated cost of the other component in question) is the fully allocated cost of the component based on Subject IP and D is the fully allocated cost of such other components.

(g)           Report of Amounts Due. Within 60 days after the end of each calendar half-year of BGM, BGM shall deliver to ACSB a statement of its calculation of Net Sales and Sublicensing Income derived from sales or licensing of Subject Products during such calendar half-year and any amounts due ACSB with respect thereto, calculated as set forth in Section 2.02(a) (each such statement, a “Royalty Statement”). BGM shall preserve, and shall cause its Affiliates to preserve, all books and records relevant to the preparation of each Royalty Statement for a period of at least five years after the delivery of such Royalty Statement to ACSB, and ACSB will be entitled to appoint an external auditor to verify whether the Royalty Statement is in accordance with such books and records. On reasonable notice and during regular business hours, BGM will provide such auditor full access to all such books and records and will provide such assistance to enable such verification as such auditor may reasonably request. BGM shall use commercially reasonable efforts to include audit and books and records preservation provisions similar to those set forth in this subsection in any Sublicenses that it shall grant.

(h)           Timing and Method of Payment. BGM shall pay ACSB any amounts due with respect to a particular calendar half-year by wire transfer to a bank account designated by ACSB within 30 days following delivery of the Royalty Statement for such year. To the extent any amounts due are to be offset against any prepayments of royalties that BGM shall have made, BGM shall, in lieu of paying such amounts, send ACSB written notice of such offset.

(i)            Payment Exchange Rate. All payments to ACSB under this Agreement shall be made in Euros unless otherwise agreed by the Parties. In the case of sales outside the United States, the rate of exchange to be used in computing Net Sales and Sublicensing Income shall be calculated monthly in accordance with GAAP and based on the conversion rates published in the Wall Street Journal, Eastern edition (if available).

(j)            Tax Withholding. For so long as ACSB is domiciled in The Netherlands and BGM is domiciled in the United States of America, all sums payable under or by virtue of this Agreement and to be received by ACSB shall be free from any deduction by any authority other than government authorities of The Netherlands in respect of taxes, import duties, or other charges and except for those withholding taxes (and other deductible taxes in The Netherlands) payable by law in The Netherlands which ACSB (in accordance with the Double Tax Treaty between The Netherlands and the US) can recover from the Dutch Tax authorities, in which case BGM shall provide all necessary assistance and shall make available to ACSB the original tax receipts thereof promptly upon payment.

(k)           Exchange Controls. Notwithstanding any other provision of this Agreement, if at any time legal restrictions prevent the prompt remittance of part or all of the payments set forth

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

in this ARTICLE II in any country, payment shall be made through such lawful means or methods as BGM may determine after consultation with ACSB. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect (and such suspended payments shall not accrue interest), and, promptly after such prohibition ceases to be in effect, all royalties or other payments that BGM would have been obligated to transmit or deposit, but for the prohibition, shall be deposited or transmitted, as the case may be, to the extent allowable (with any interest earned on such suspended royalties which were placed in an interest-bearing bank account in that country, less any transactional costs). If the royalty rates specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

Section 2.03           Development Activities. Each Licensing Addendum may provide for the Parties to undertake activities relating to the development and commercialization of the Subject IP identified in such Licensing Addendum on the terms set forth therein.

Section 2.04           Termination of License on Discontinuance of Product. If BGM shall, at any time after the First Commercial Sale of a Subject Product, discontinue the production and sale of such Subject Product and of any other Subject Products that are based upon the same Subject IP as such Subject Product, then any License granted by ACSB to such Subject IP shall terminate and BGM shall provide ACSB with access to all biological and clinical data in BGM’s possession that were generated from such Subject IP.

ARTICLE III

INTELLECTUAL PROPERTY RIGHTS AND PROTECTION

Section 3.01           Ownership of Subject IP. Intellectual Property Rights belonging to ACSB at the time a Licensing Addendum is executed with respect thereto shall remain the property of ACSB. Ownership of Intellectual Property Rights developed jointly by the Parties pursuant to activities undertaken pursuant to this Agreement shall be determined in accordance with inventorship as determined by United States patent law as if the subject inventions had been wholly made within the United States; provided, however, that any such Intellectual Property Rights belonging to ACSB shall be Subject IP and therefore subject to a License on the terms and conditions of this Agreement and the applicable Licensing Addendum. Nothing in this Agreement is intended to grant ACSB ownership or any other rights with respect to any Intellectual Property Rights now or hereafter owned by BGM.

Section 3.02           Patent Prosecution. Unless otherwise provided in the applicable Licensing Addendum, ACSB shall prepare, file, prosecute and maintain all patents and patent applications covering any invention related to Subject IP, pursuant to such strategies and using such patent counsel as ACSB and BGM shall mutually agree. The Parties shall collaborate and cooperate in good faith regarding all such matters, and ACSB shall not make any filing or take any other material action related thereto without the prior approval of BGM. BGM shall reimburse ACSB

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

for all reasonable and customary third-party costs of such patent preparation, filing, prosecution and maintenance upon receipt of appropriate supporting documentation.

Section 3.03           Infringement of Subject IP by Third Parties.

(a)           Each Party shall promptly give the other Party notice of any actual or threatened infringement of any Subject IP by any Third Party that comes to such Party’s attention. The Parties will thereafter consult and cooperate fully to determine a course of action, including, without limitation, the commencement of legal action by any Party against any such Third Party. However, BGM shall have the first right to initiate and prosecute such legal action at its own expense and in the name of BGM and ACSB. BGM shall promptly inform ACSB if BGM elects not to exercise such first right, and ACSB thereafter shall have the right either to initiate and prosecute such action in the name of ACSB and, if necessary, BGM. In no event shall BGM be obligated to enforce or defend any of the Subject IP. Neither Party shall enter into any settlement or compromise of any claim relating to the Subject IP without the consent of the other Party, which consent shall not be unreasonably withheld. BGM makes no representation or warranty that it will be able to obtain satisfactory results from any such legal action and BGM shall have no liability hereunder with respect to any legal action pursued or not pursued.

(b)           The costs of any legal action described in Section 3.03(a) shall be borne by the Party that initiates such action (and subject to recovery by such Party as provided in Section 3.03(d) below).

(c)           For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request.

(d)           Any recovery obtained by either Party shall be shared as follows:

(i)            the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of the costs and expenses (including reasonable attorneys’ fees) incurred by such Party in connection with the action, whether the recovery is by settlement or otherwise;

(ii)           the other Party then shall, to the extent possible, recover all of the costs and expenses (including reasonable attorneys’ fees) incurred by such Party in connection with the action; and

(iii)          any remaining amount shall be deemed to be revenues from the sale of Subject Products based on the Subject IP to which such recovery relates, and royalties shall be payable on any Net Sales Profits that result from such deemed revenues according to the percentages (if any) provided in the Licensing Addendum in which such Subject IP is identified. If such Subject IP is identified in two or more Licensing Addenda, the royalty to be paid shall be equal to the average of the applicable percentages set forth in all such Licensing Addenda.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 3.04           Indemnification by BGM.

(a)           BGM shall indemnify, defend and hold ACSB, the University, CARIM and BioMedbooster and each of their respective directors, officers, employees and agents (each, an “Indemnified Party”) harmless from and against all claims or suits by Third Parties arising out of (i) the alleged infringement of Intellectual Property Rights owned by a Third Party resulting from any use by BGM or its Affiliates of any Subject IP or (ii) the development, manufacture, use, handling, storage, sale or other disposition by BGM or its Affiliates of any Subject Products; provided, however, that BGM’s obligation to indemnify under this Section 3.04 shall not apply to any claim arising out of the gross negligence or willful misconduct of an Indemnified Party.

(b)           ASCB shall give prompt written notice to BGM of any suits, claims or demands which may give rise to any matter for which indemnification may be required under this Section 3.04; provided, however, that failure to give such notice shall not relieve BGM of its obligation to provide indemnification hereunder except, if and to the extent that such failure materially affects the ability of BGM to defend the applicable suit, claim or demand. BGM shall be entitled to assume the defense and control of any such suit, claim or demand at its own cost and expense. In the event that BGM declines to or fails to timely assume control of any such suit, claim or demand, the Indemnified Party or Indemnified Parties entitled to indemnification shall be entitled to assume such control, conduct the defense of, and settle such suit, claim or action, all at the sole cost and expense of BGM. Neither BGM nor any Indemnified Party shall settle or dispose of any such matter in any manner which would adversely affect the rights or interests of the other party without the prior written consent of such other party, which shall not be unreasonably withheld or delayed. BGM and each Indemnified Party shall cooperate with each other and their respective counsel in the course of the defense of any such suit, claim or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

Section 3.05           Regulatory Matters. BGM shall own, control and retain primary legal responsibility for the preparation, filing and prosecution of all filings and regulatory applications required to obtain authorization to commercially develop, sell and use any Subject Products. Upon BGM’s request, ACSB shall consult and cooperate with BGM in connection with any such matters, and BGM shall reimburse ACSB for any out of pocket expenses reasonably incurred by ACSB in connection with such consultation and cooperation.

Section 3.06           Agreement Not to Challenge; Further Assurances. ACSB shall not challenge, in any court or proceeding, or assist any Third Party in challenging, the validity of any Subject IP or BGM’s ownership of and/or rights therein. ACSB shall further sign such additional and further documents, and take such other actions, as may be reasonably requested by BGM to create, perfect, confirm and enforce BGM’s rights in Subject IP.

Section 3.07           Data, Publications and Reports. ACSB shall, as and to the extent requested by BGM, provide BGM with copies of all biological and clinical data, publications, reports and other information in ACSB’s possession relating to any Subject IP in order to support BGM’s efforts to develop, register and commercialize such Subject IP and otherwise in connection with the exercise of BGM’s rights under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ARTICLE IV

RIGHTS WITH RESPECT TO NEW PROJECTS AND DISCOVERIES

Section 4.01           First Look Right of ACSB. Before seeking, negotiating or soliciting offers from Third Parties to act as investigators or collaborators in any Subject BGM Project, BGM shall give written notice of such Subject BGM Project to ACSB (a “BGM Project Notice”), and shall provide ACSB with such additional information regarding such Subject BGM Project as ACSB shall reasonably request for the purpose of evaluating its interest therein within five (5) days following delivery of such BGM Project Notice. No later than ten (10) days following receipt of the applicable BGM Project Notice or, if later, five (5) days following receipt of any additional information requested by ACSB in response to such BGM Project Notice as described above, ACSB may give written notice to BGM that it wishes to negotiate a role for itself, CARIM or the University as an investigator or collaborator in connection with such Subject BGM Project (a “First Look Right”) on terms that are consistent with the terms of this Agreement. If ACSB so exercises its First Look Right with respect to a Subject BGM Project, the Parties shall negotiate exclusively (but solely as to such role as BGM reasonably anticipates may be filled by ACSB, CARIM and/or the University) and in good faith, for a period of up to thirty (30) days after such exercise, the terms of an agreement (which may take the form of a Licensing Addendum) pursuant to which ACSB, CARIM and/or the University shall provide project or collaboration services for such Subject BGM Project; provided, that no Party shall have any obligation to enter into any such agreement. If, with respect to a particular Subject BGM Project, ACSM does not so exercise its First Look Right or such an agreement is not entered into within such 30-day period, then BGM shall be free to approach Third Parties with respect to, and otherwise to conduct, such Subject BGM Project without further obligation to ACSB.

Section 4.02           Right of First Offer of BGM.

(a)           If ACSB shall discover or acquire rights to any new Markers (“Subject Markers”), ACSB shall grant BGM a right to negotiate a Licensing Addendum identifying such Markers as Subject IP (a “Right of First Offer”) on the terms set forth herein.

(b)           Before seeking, negotiating or soliciting offers from Third Parties for any agreement or other arrangement under which any Third Party would acquire any rights with respect to any Subject Markers, ACSB shall give written notice of such Subject Markers to BGM (an “ACSB Marker Notice”), and shall provide BGM with such additional information regarding such Subject Markers as BGM shall reasonably request for the purpose of evaluating its interest therein within five (5) days following delivery of such ACSB Marker Notice. BGM may exercise its Right of First Offer with respect to such Subject Markers by giving written notice of exercise to ACSB no later than ten (10) days following receipt of the applicable ACSB Marker Notice or, if later, five (5) days following receipt of any additional information requested by BGM in response to such ACSB Marker Notice as described above. If BGM so exercises its Right of First Offer with respect to any Subject Markers, the Parties shall negotiate exclusively and in good faith, for a period of up to thirty (30) days after such exercise, the terms of a Licensing Addendum that identifies such Subject Markers as Subject IP; provided, that no Party shall have any obligation to enter into any such Licensing Addendum. If, with respect to any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

particular Subject Markers, BGM does not so exercise its Right of First Offer or such a Licensing Addendum is not entered into within such 30-day period, then ACSB shall be free to approach Third Parties with respect to such Subject Markers.

Section 4.03           No Additional Restrictions. Nothing in this Agreement is intended to preclude either Party from pursuing business activities outside the scope of this Agreement. Without limiting the generality of the foregoing, and subject to compliance with the express terms of this Agreement, nothing in this Agreement is intended to preclude ACSB from entering into agreements for the discovery, validation, development and commercialization of novel biomarkers with biopharmaceutical or diagnostic companies, or to preclude ACSB from commercializing any Intellectual Property Rights, in either case outside the scope of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES/LIABILITIES AND INDEMNIFICATION

Section 5.01           Representations and Warranties of BGM. BGM represents and warrants to ACSB as follows:

(a)           Organization and Authority. BGM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BGM has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by BGM of this Agreement and the performance by BGM of its obligations hereunder have been duly and validly authorized and BGM has taken all necessary corporate action with respect thereto. This Agreement has been duly and validly executed and delivered by BGM and constitutes the legal, valid and binding obligation of BGM, enforceable against it in accordance with its terms, except as such enforcement may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)

(b)           No Conflict. Neither the execution, delivery or performance by BGM of this Agreement nor the consummation by BGM of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the constitutive documents of BGM or any agreement to which BGM is a party or (ii) violate any provision of law, or any order, writ, injunction, permit, judgment or decree of any court or other governmental authority to which BGM is subject or by which its assets are bound.

(c)           Rights to Intellectual Property. BGM has all necessary rights and authority to grant the licenses and other rights in respect of Intellectual Property set forth in this Agreement without the need to make any payment to, obtain any consent from or take any other action with respect to any Third Party.

Section 5.02           Representations and Warranties of ACSB. ACSB represents and warrants to BGM as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(a)           Organization and Authority. ACSB will be a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. ACSB has the requisite corporate power and corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by ACSB of this Agreement and the performance by ACSB of its obligations hereunder have been duly and validly authorized and ACSB has taken all necessary corporate action with respect thereto. This Agreement has been duly and validly executed and delivered by ACSB and constitutes the legal, valid and binding obligation of ACSB, enforceable against it in accordance with its terms, except as such enforcement may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)           No Conflict. Neither the execution, delivery or performance by ACSB of this Agreement nor the consummation by ACSB of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the constitutive documents of ACSB or any agreement to which ACSB is a party or (ii) violate any provision of law, or any order, writ, injunction, permit, judgment or decree of any court or other governmental authority to which ACSB is subject or by which its assets are bound.

(c)           Rights to Intellectual Property. ACSB, together with the University and BioMedbooster, has all necessary rights and authority to grant the licenses and other rights in respect of Intellectual Property set forth in this Agreement without the need to make any payment to, obtain any consent from or take any other action with respect to any Third Party.

Section 5.03           NO ADDITIONAL WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V AND ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN A LICENSING ADDENDUM, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND TO THE OTHER PARTY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED AND WHETHER ARISING BY STATUTE, OPERATION OF LAW, COURSE OF DEALING OR OTHERWISE.

Section 5.04           Limitation of Liability. Under no circumstance shall either Party be liable to the other Party for any indirect or consequential damages or losses (including, but not limited to, damages for loss of profit) related to the development and exploitation of the Subject IP.

ARTICLE VI

CONFIDENTIALITY

Section 6.01           Access to Confidential Information. Each Party acknowledges that in connection with the transactions and activities contemplated by this Agreement it may receive or be exposed to Confidential Information of the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 6.02           Obligation to Keep Confidential. Save as expressly provided otherwise in this Agreement, each Party shall not disclose the Confidential Information of the other Party to any Third Party and shall keep such Confidential Information strictly confidential by employing procedures for safeguarding Confidential Information at least as rigorous as such Party employs for its own Confidential Information, and in no event less than reasonable procedures. Notwithstanding the foregoing, each Party shall be entitled to disclose the existence and contents of this Agreement to (i) such Party’s employees, accountants, financial advisors, outside counsel and other representatives with a bona fide need to know (collectively, “Representatives”), and (ii) venture capital funds, banks and other Persons from whom such Party believes it has a reasonable likelihood of obtaining debt or equity financing (“Investors”); provided that, prior to making any such disclosure, such Party shall inform such Representative or Investor of the requirements of this Agreement and obtain from such Representative or Investor his or her agreement to be bound thereby.

Section 6.03           Exceptions. The confidentiality obligations under this Agreement shall not apply to Confidential Information that the receiving Party can demonstrate by means of dated documentation: (a) was already in the public domain at the time it was disclosed or subsequently enters the public domain through no fault of the receiving Party; (b) was known to the receiving Party or in its possession, as evidenced by dated documentation prior to receipt of such Confidential Information, (c) was developed by the receiving Party independently and without use of Confidential Information provided by the disclosing Party under this Agreement and without any breach of this Agreement or (d) was lawfully received by the receiving Party on a non-confidential basis from a Third Party who was not bound by a similar obligation of confidentiality in relation to the Confidential Information.

Section 6.04           Required Disclosure. In the event that, in connection with any legal proceeding or investigation by a competent court or governmental or administrative authority, either Party (or any of its representatives) is required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information received under this Agreement, such Party shall provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained promptly or in the event that the other Party grants a waiver hereunder, the Party concerned may furnish that portion (and only that portion) of the Confidential Information which, in the written opinion of that Party’s legal counsel, the Party concerned is legally compelled to disclose and will exercise its best efforts to obtain an order or other adequate assurance that such Confidential Information will be treated confidentially. Notwithstanding the foregoing, the Party may disclose that portion (and only that portion) of the Confidential Information, which, in the written opinion of its legal counsel, the Party is legally required to disclose in order to comply with applicable law.

Section 6.05           Confidentiality of Agreement; Breach. The Parties acknowledge the confidential nature of this Agreement and neither Party shall disclose the contents of this Agreement without obtaining the prior approval of the other Party in writing, save as required by applicable law or by either Party in connection with the enforcement of its rights hereunder. Any breach by either Party of any of its confidentiality obligations under this ARTICLE VI shall not

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

affect any right or remedy to which the non-breaching Party would be entitled at law absent this Agreement.

ARTICLE VII

PUBLICATIONS

Section 7.01           Authorship. Authorship and other matters relating to publications arising from activities conducted under this Agreement shall be as set forth in the Uniform Requirements for Manuscripts Submitted to Biomedical Journals of the International Committee of Major Journal Editors (http://www.icmje.org/).

Section 7.02           Advance Notice of Publication. Notwithstanding any other provision of this Agreement to the contrary, ACSB shall, prior to submission for publication of any manuscript, poster, presentation, abstract or other written or oral material describing any activities related to this Agreement, provide BGM thirty (30) days to review any such manuscript and fifteen (15) days to review any such poster, presentation, abstract or other written or oral material for the purpose of determining if any patentable information is disclosed thereby. If BGM requests in writing, ACSB shall withhold any publication or presentation an additional sixty (60) days solely to permit BGM to seek patent protection and to remove any confidential or proprietary information from all publications.

ARTICLE VIII

TERM AND TERMINATION

Section 8.01           Term. This Agreement shall be effective as of the Effective Date, shall remain in effect through the period ending on the date five years after the Effective Date (the “Initial Term”), and shall automatically renew for subsequent one-year periods thereafter (each, a “Renewal Term”), unless either Party shall give written notice of its intention not to renew no later than 30 days before the end of the Initial Term or Renewal Term then in effect.

Section 8.02           Termination for Cause. Each Party may terminate this Agreement at any time by means of a written notice to the other Party in the event that the other Party fails to perform any material obligation under this Agreement and such failure (if susceptible to remedy) is not remedied within 30 days after receipt of a notice specifying the nature of such failure and requiring it to be remedied (any such termination, a “Termination for Cause”). Such right of termination shall not be exclusive of any other remedy or means of redress to which the non-defaulting Party may be lawfully entitled and all such remedies shall be cumulative.

Section 8.03           Bankruptcy Etc. Each Party may terminate this Agreement with immediate effect by means of a written notice to the other Party in the event that: (a) a creditor or other claimant takes possession of, or a receiver, administrator or similar officer is appointed over any of the assets of the other Party or (b) the other Party makes any voluntary arrangement with its creditors or becomes subject to any court or administration order pursuant to any bankruptcy or insolvency law.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 8.04           Effect of Termination. The obligations of the Parties under this Agreement and any Licensing Addenda that either expressly or by their nature would continue beyond the expiration or termination of this Agreement, (including, without limitation, those concerning payment of a portion of revenues, confidentiality, warranty and liability as well as obligations to grant licenses) shall survive expiration or earlier termination of this Agreement. Without limiting the generality of the foregoing, any licenses to Subject IP and the rights and the obligations of the Parties under ARTICLE II, ARTICLE III, ARTICLE V, ARTICLE VI, ARTICLE VII, ARTICLE VIII and ARTICLE IX, and any similar provisions in any Licensing Addenda, shall survive expiration or earlier termination of this Agreement; provided, however, that any exclusive licenses granted to BGM hereunder shall become non-exclusive if ACSB shall effect a Termination for Cause.

ARTICLE IX

MISCELLANEOUS

Section 9.01           Assignment; Binding Effect. Neither this Agreement nor any rights granted hereunder may be assigned by either Party without the other Party’s prior written consent, except that (a) either Party may assign this Agreement in its entirety to any of its Affiliates or to a purchaser of all or substantially all of its assets or business to which this Agreement principally relates (whether such transaction is effected by a sale of stock, equity or assets or by merger or other transaction), and (b) ACSB shall be entitled to assign this Agreement or any rights granted hereunder to BioMedbooster or the University, to which assignment BGM hereby consents in advance. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

Section 9.02           No Third Party Beneficiaries. Except for the provisions of Section 3.04 as they relate to the Indemnified Parties and the license grant to the University, BioMedbooster and their respective Affiliates set forth in Section 2.01(a), nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights, obligations or liabilities under or by reason of this Agreement.

Section 9.03           No Waiver by Conduct; Waiver. The failure of either Party to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision. Any provision of this Agreement may be waived only by a written instrument signed by both of the parties hereto.

Section 9.04           Governing Law/Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of The Netherlands, without regard to any conflicts of law principles thereof. In the event of a dispute regarding the construction or interpretation of this Agreement the Parties agree that such dispute shall be exclusively settled by the court competent for the municipality of Maastricht, The Netherlands; provided, however that ACSB shall have the right to submit any such dispute to the court competent for the jurisdiction in which BGM is then located.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Section 9.05           Severability. If any provision of this Agreement or the application thereof to any Person, or to any event or circumstance, is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

Section 9.06           Counterparts. This Agreement may be executed in counterparts with the same effect as if the Parties had signed the same document, and such counterparts, when taken together, shall be construed as and shall constitute one and the same instrument.

Section 9.07           Entire Agreement; Amendment. This Agreement, together with the Licensing Addenda executed hereunder, constitutes the entire agreement between the Parties regarding the subject matter hereof, and shall not be amended, altered or changed except by a written agreement signed by the Parties.

Section 9.08           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the Party to be notified, (b) sending by confirmed facsimile if sent and confirmed during normal business hours of the recipient, or, if sent and confirmed during other than normal business hours of the recipient, then on the next business day after such sending and confirmation or (c) delivery by an internationally recognized courier during normal business hours of the recipient, or, if so delivered during other than normal business hours of the recipient, on the next business day after such delivery. All communications shall be sent to the respective parties at their facsimile number or address as set forth below, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.08:

BG Medicine, Inc.	ACS Biomarker B.V.
610 N. Lincoln Street	Oxfordlaan 70
Waltham, MA 02451	6229 EV Maastricht
ATTN: President	ATTN.:
facsimile: +1 (781) 895-1119	facsimile:

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have executed this Product License and Collaboration Agreement as an instrument under seal as of the date first above written.

BG MEDICINE, INC.		ACS BIOMARKER B.V., i.o.

By its incorporators as listed below:
By:	/s/ Pieter Muntendam
Its President and CEO
THE UNIVERSITY OF MAASTRICHT

THE UNIVERSITY OF MAASTRICHT
(solely for purposes of Section 3.04)		By:	/s/ Jo Ritzen
Its President

By:	/s/ Jo Ritzen	BIOMEDBOOSTER, B.V.
Its President

		By:	/s/ Tom Melvis
BIOMEDBOOSTER, B.V. (solely for		Its Attorney
purposes of Section 3.04)
/s/ Yigal Pinto
By:	/s/ Tom Melvis	Yigal Pinto
Its Attorney

/s/ Mat Daemen
Mat Daemen

/s/ Tilman Hackeng
Tilman Hackeng

/s/ Marcel Kannekens
Marcel Kannekens

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Exhibit A

Licensing Addendum No. 1

This Licensing Addendum No. 1 is entered into under and pursuant to the terms of the Product License and Collaboration Agreement dated as of April    , 2007 by and between BG Medicine, Inc., a Delaware corporation, and ACS Biomarker B.V., a corporation organized under the laws of The Netherlands (the “Product License Agreement”). In the event of any conflict between the Product License Agreement and the express terms of this Licensing Addendum, the terms of this Licensing Addendum shall prevail. Capitalized terms used but not defined in this Licensing Addendum shall have the meanings assigned to them in the Product License Agreement.

1.     Subject IP. The following Intellectual Property Rights shall constitute Subject IP and therefore be licensed to BGM on the terms set forth in the Product License Agreement:

2.     Exclusivity.

3.     Field of Use.

4.     Term.

5.     Territory.

6.     Sublicensing.

7.     Field of Interest:  The Field of Interest is hereby expanded to include:

8.     Activities, Rights and Obligations. The Parties shall undertake the activities, and have the rights and obligations, as follows:

9.     Royalties. The following royalties shall be payable by BGM to ACSB, in each case on the terms set forth in the Product License Agreement:

10.   Additional Representations and Warranties. The Parties make the following representations and warranties in addition to those set forth in the Product License Agreement:

11.   Additional Terms. The following additional terms shall apply:

IN WITNESS WHEREOF, the Parties have executed this Licensing Addendum No.      effective as of this        day of      ,          .

BG MEDICINE, INC.	ACS BIOMARKER B.V.

By:	By:
Its	Its

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Licensing Addendum No. 1

This Licensing Addendum No. 1 is entered into under and pursuant to the terms of the Product License and Collaboration Agreement dated as of April    , 2007 by and between BG Medicine, Inc., a Delaware corporation, ACS Biomarker B.V. i.o., a corporation to be organized under the laws of The Netherlands and the other parties thereto (the “Product License Agreement”). In the event of any conflict between the Product License Agreement and the express terms of this Licensing Addendum, the terms of this Licensing Addendum shall prevail. Capitalized terms used but not defined in this Licensing Addendum shall have the meanings assigned to them in the Product License Agreement.

12.   Subject IP. The following Intellectual Property Rights shall constitute Subject IP and therefore be licensed to BGM on the terms set forth in the Product License Agreement and in this Licensing Addendum:

a.     all rights of any nature in and to patent application no. EP 030078161 with a priority date of 9 October 2003, entitled “Method for identifying a subject at risk of developing heart failure by determining the level of Galactin-3 or Thrombospondin-2,” and all related patents and patent applications (including, but not limited to, international application PCT/EP2004/010879 (pub. no. WO2005/04081) and any and all other foreign applications, divisional applications, continuations, continuations in part, revisions, re-examinations and reissues anywhere in the world) that in full or in part can claim priority of said patent application (“ACSB Pre-Existing IP”). To the extent ACSB does not possess the right to grant the License described in this Licensing Addendum as of the date hereof, such License shall become effective, and shall be deemed granted by ACSB, immediately upon ACSB’s acquisition of such right.

b.     all rights of ACSB in any Intellectual Property developed by either Party under the Implementation Plan (as defined below), including without limitation (i) all clinical, drug discovery, research, investigatory, or other methods, uses or applications and (ii) all Intellectual Property Rights throughout the world in any of the foregoing, including without limitation patents, the right to apply for patents and trade secret or equivalent rights (“Jointly Developed IP”).

For the avoidance of doubt, all rights of BGM in any Jointly Developed IP shall remain the sole and exclusive property of BGM, and ACSB shall not have any license or other rights thereto.

13.   Exclusivity. The License granted under this Licensing Addendum shall be exclusive, even as to ACSB; provided, however, that in the event BGM breaches any material term of the Implementation Plan, which breach is not cured within 30 days following written notice thereof by ACSB to BGM, such License shall become non-exclusive and provided further, that ACSB, BioMedbooster, the University and their respective Affiliates shall have the limited license to the ACSB Pre-Existing IP and Jointly Developed IP set forth in Section 2.01(a) of the Product License Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

14.   Field of Use. The License granted under this Licensing Addendum shall permit BGM to use and exploit the ACSB Pre-Existing IP and Jointly Developed IP for any purpose whatsoever.

15.   Term. The License granted under this Licensing Addendum shall be perpetual.

16.   Sublicensing. The License granted under this Licensing Addendum shall include the right to grant sublicenses to any of the rights of BGM.

17.   Territory. The License granted under this Licensing Addendum shall be valid worldwide.

18.   Field of Interest:  The Field of Interest shall include the field of congestive heart failure.

19.   Activities, Rights and Obligations. The Parties shall undertake the activities, and have the rights and obligations, as follows:

a.     BGM and ACSB shall collaborate in good faith to develop a roadmap and implementation plan for development and commercialization of the ACSB Pre-Existing IP (the “Implementation Plan”), and further agree that:

i.      BGM shall use commercially reasonable efforts to realize commencement of commercial distribution of Subject Products based on ACSB Pre-Existing IP to the extent provided in the Implementation Plan, and shall inform ACSB at least once every calendar quarter about progress under the Implementation Plan.

ii.     ACSB shall provide such assistance in regard to the ACSB Pre-Existing IP and the activities described in the Implementation Plan as BGM shall reasonably request; provided, however, that ACSB shall not be obligated to provide more than [***] man hours of such assistance in any twelve-month period unless BGM shall agree to compensate ACSB therefor at a reasonable commercial rate to be negotiated in good faith by the Parties.

iii.    BGM shall reimburse ACSB for any out of pocket expenses reasonably incurred by ACSB in connection with the provision of such assistance.

b.     The Parties shall establish a scientific advisory board to provide input and guidance with respect to activities under the Implementation Plan.

20.   Royalties. The following royalties shall be payable by BGM to ACSB, in each case on the terms set forth in the Product License Agreement:

a.     a royalty equal to [***]% of Net Sales from Subject Products in the Field of Interest described in paragraph 7 of this Licensing Addendum that are developed solely using ACSB Pre-Existing IP.

b.     a royalty equal to [***]% of Net Sales from Subject Products within the Field of Interest described in paragraph 7 of this Licensing Addendum that are developed

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

using any Jointly Developed IP (including without limitation Subject Products developed using Jointly Developed IP and ACSB Pre-Existing IP).

c.     a royalty equal to [***]% of Sublicensing Income from Subject Products in the Field of Interest described in paragraph 7 of this Licensing Addendum that are developed solely using ACSB Pre-Existing IP.

d.     a royalty equal to [***]% of Sublicensing Income from Subject Products within the Field of Interest described in paragraph 7 of this Licensing Addendum that are developed using any Jointly Developed IP (including without limitation Subject Products developed using Jointly Developed IP and ACSB Pre-Existing IP).

21.   Milestone Payments. BGM will make the following milestone payments to ACSB:

a.     $[***] payable within [***] days of the later to occur of (i) formation of ACSB and (ii) the transfer or exclusive license of rights to ACSB by the University, BioMedbooster and any other applicable Third Parties described in paragraph 13.a. below. BGM’s obligation to make such payment shall be conditioned upon the delivery to BGM of (A) documentation of such formation and transfer or licensing in form and substance reasonably satisfactory to BGM and (B) a document in form and substance reasonably satisfactory to BGM and signed by ACSB ratifying the Product License Agreement, this Licensing Addendum and any other Licensing Addenda then existing and acknowledging its obligations and status as a party hereunder and thereunder.

b.     $[***] payable within [***] days after the first of the following events to occur:

i.  the acquisition by BGM of sufficient aliquots of plasma samples and data from the PRIDE study conducted at the Massachusetts General Hospital, Boston, MA and published in Am J Cardiol 2005;95:948–954, with authorization for use and of sufficient quality for use as a pivotal regulatory study in conjunction with additional BGM studies, or

ii. the initiation by BGM using ACSB Pre-Existing IP or Jointly Developed IP of full development of thrombospondin-2, with “full development” meaning the start of assay development and a clinical qualification study of thrombospondin in congestive heart failure as required for US regulatory submission.

22.   Royalty Prepayment. BGM will make the royalty prepayment to ACSB described below. Such prepayment shall be credited against any royalties otherwise payable under this Licensing Addendum or any other Licensing Addendum, but ACSB shall not be required to refund such prepayment. In the event that BGM pays royalties to ACSB under this or under any other Licensing Addendum, the amount of prepayment shall be reduced by the amount of royalties so paid.

a.     $250,000 upon the occurrence of the first of the following events:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

i.  Regulatory Approval for the US of a Subject Product within the Field of Interest described in paragraph 7 of this Licensing Addendum that has been developed using any Jointly Developed IP or ACSB Pre-Existing IP; or

ii. The issuance of a US or EU patent covering a Subject Product within the Field of Interest described in paragraph 7 of this Licensing Addendum that has been developed using any Jointly Developed IP or ACSB Pre-Existing IP.

23.   Additional Representations and Warranties. The Parties make the following representations and warranties in addition to those set forth in the Product License Agreement:

a.     ACSB represents and warrants to BGM that, upon the transfer or exclusive license to ACSB of rights by the University, BioMedbooster and any other applicable Third Parties described in paragraph 13.a. below, it will be the exclusive owner or exclusive licensee of all right, title and interest in the ACSB Pre-Existing IP, with full right, power and authority to grant the License granted to BGM under this Licensing Addendum.

24.   Additional Terms. The following additional terms shall apply:

a.     ACSB shall use its best efforts to cause all Intellectual Property Rights of the University, BioMedbooster and any other Third Parties in the ACSB Pre-Existing IP to be transferred or exclusively licensed to ACSB as soon as possible after the execution of this Licensing Addendum.

b.     BGM shall reimburse patent prosecution costs previously incurred by ACSB in connection with the ACSB Pre-Existing IP upon presentation to BGM of appropriate documentation, up to a maximum of $[***].

c.     Each Party shall give the other Party prompt notice of the development of any Jointly Developed IP.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have executed this Licensing Addendum No. 1 effective as of this      day of April, 2007.

BG MEDICINE, INC.		ACS BIOMARKER B.V., i.o.

By:	/s/ Pieter Muntendam	By its incorporators as listed below:
Its President and CEO

THE UNIVERSITY OF MAASTRICHT

		By:	/s/ Jo Ritzen
Its President

BIOMEDBOOSTER, B.V.

		By:	/s/ Tom Melvis
Its Attorney

/s/ Yigal Pinto
Yigal Pinto

/s/ Mat Daemen
Mat Daemen

/s/ Tilman Hackeng
Tilman Hackeng

/s/ Marcel Kannekens
Marcel Kannekens

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Licensing Addendum No. 2

This Licensing Addendum No. 2 is entered into under and pursuant to the terms of the Product License and Collaboration Agreement dated as of April     , 2007 by and between BG Medicine, Inc., a Delaware corporation, ACS Biomarker B.V. i.o., a corporation to be organized under the laws of The Netherlands and the other parties thereto (the “Product License Agreement”). In the event of any conflict between the Product License Agreement and the express terms of this Licensing Addendum, the terms of this Licensing Addendum shall prevail. Capitalized terms used but not defined in this Licensing Addendum shall have the meanings assigned to them in the Product License Agreement.

25.   Subject IP. The following Intellectual Property Rights shall constitute Subject IP and therefore be licensed to BGM on the terms set forth in the Product License Agreement and in this Licensing Addendum:

a.     all rights of any nature in and to patent application no. EP 06009314.3 with a priority date of May 5, 2006, entitled “peptides for use in diagnosing the presence of ruptured atherosclerotic lesions in an individual” and all related patents and patent applications (including, but not limited to, international application PCT/EP 2006.949 EP/PD (pub. no.) and any and all other foreign applications, divisional applications, continuations, continuations in part, revisions, re-examinations and reissues anywhere in the world) that in full or in part can claim priority of said patent application (“ACSB Pre-Existing IP”). To the extent ACSB does not possess the right to grant the License described in this Licensing Addendum as of the date hereof, such License shall become effective, and shall be deemed granted by ACSB, immediately upon ACSB’s acquisition of such right.

b.     all rights of ACSB in any Intellectual Property developed by either Party under the Implementation Plan (as defined below), including without limitation (i) all clinical, drug discovery, research, investigatory, or other methods, uses or applications and (ii) all Intellectual Property Rights throughout the world in any of the foregoing, including without limitation patents, the right to apply for patents and trade secret or equivalent rights (“Jointly Developed IP”).

For the avoidance of doubt, all rights of BGM in any Jointly Developed IP shall remain the sole and exclusive property of BGM, and ACSB shall not have any license or other rights thereto.

26.   Exclusivity. The License granted under this Licensing Addendum shall be exclusive, even as to ACSB; provided, however, that in the event BGM breaches any material term of the Implementation Plan, which breach is not cured within 30 days following written notice thereof by ACSB to BGM, such License shall become non-exclusive and provided further, that ACSB, BioMedbooster, the University and their respective Affiliates shall have the limited license to the ACSB Pre-Existing IP and Jointly Developed IP set forth in Section 2.01(a) of the Product License Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

27.   Field of Use. The License granted under this Licensing Addendum shall permit BGM to use and exploit the ACSB Pre-Existing IP and Jointly Developed IP for any purpose whatsoever.

28.   Term. The License granted under this Licensing Addendum shall be perpetual.

29.   Sublicensing. The License granted under this Licensing Addendum shall include the right to grant sublicenses to any of the rights of BGM.

30.   Territory. The License granted under this Licensing Addendum shall be valid worldwide.

31.   Field of Interest:  The Field of Interest shall include the field of atherothrombotic vascular disease, including non-ischemia angina.

32.   Activities, Rights and Obligations. The Parties shall undertake the activities, and have the rights and obligations, as follows:

a.     BGM and ACSB shall collaborate in good faith to develop a roadmap and implementation plan for development and commercialization of the ACSB Pre-Existing IP (the “Implementation Plan”), and further agree that:

i.      BGM shall use commercially reasonable efforts to realize commencement of commercial distribution of Subject Products based on ACSB Pre-Existing IP to the extent provided in the Implementation Plan, and shall inform ACSB at least once every calendar quarter about progress under the Implementation Plan.

ii.     ACSB shall provide such assistance in regard to the ACSB Pre-Existing IP and the activities described in the Implementation Plan as BGM shall reasonably request; provided, however, that ACSB shall not be obligated to provide more than 100 man hours of such assistance in any twelve-month period unless BGM shall agree to compensate ACSB therefor at a reasonable commercial rate to be negotiated in good faith by the Parties.

iii.    BGM shall reimburse ACSB for any out of pocket expenses reasonably incurred by ACSB in connection with the provision of such assistance.

b.     The Parties shall establish a scientific advisory board to provide input and guidance with respect to activities under the Implementation Plan.

33.   Royalties. The following royalties shall be payable by BGM to ACSB, in each case on the terms set forth in the Product License Agreement:

a.     a royalty equal to [***]% of Net Sales from Subject Products in the Field of Interest described in paragraph 7 of this Licensing Addendum that are developed solely using ACSB Pre-Existing IP.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

b.     a royalty equal to [***]% of Sublicensing Income from Subject Products in the Field of Interest described in paragraph 7 of this Licensing Addendum that are developed solely using ACSB Pre-Existing IP.

34.   Milestone Payments. BGM will make the following milestone payments to ACSB:

a.     $[***] payable within [***] days of the last to occur of (i) the formation of ACSB, (ii) the transfer or exclusive license of rights to ACSB by the University and BioMedbooster described in paragraph 13.a. below and (iii) the termination of all other rights of Third Parties in and to the ACSB Pre-Existing IP. BGM’s obligation to make such payment shall be conditioned upon the delivery to BGM of (A) documentation of such formation, transfer or licensing and termination in form and substance reasonably satisfactory to BGM and (B) a document in form and substance reasonably satisfactory to BGM and signed by ACSB ratifying the Product License Agreement, this Licensing Addendum and any other Licensing Addenda then existing and acknowledging its obligations and status as a party hereunder and thereunder.

35.   Royalty Prepayment. BGM will make the royalty prepayment to ACSB described below. Such prepayment shall be credited against any royalties otherwise payable under this Licensing Addendum or any other Licensing Addendum, but ACSB shall not be required to refund such prepayment. In the event that BGM pays royalties to ACSB under this or under any other Licensing Addendum, the amount of prepayment shall be reduced by the amount of royalties so paid.

a.     $250,000 upon the occurrence of the first of the following events:

i.  Regulatory Approval for the US of a Subject Product within the Field of Interest described in paragraph 7 of this Licensing Addendum that has been developed using any Jointly Developed IP or ACSB Pre-Existing IP; or

ii. The issuance of a US or EU patent covering a Subject Product within the Field of Interest described in paragraph 7 of this Licensing Addendum that has been developed using any Jointly Developed IP or ACSB Pre-Existing IP.

36.   Additional Representations and Warranties. The Parties make the following representations and warranties in addition to those set forth in the Product License Agreement:

a.     ACSB represents and warrants to BGM that, upon the transfer or exclusive license to ACSB of all rights of the University and BioMedbooster in and to the ACSB Pre-Existing IP and the termination of any rights of [***] or its Affiliates in and to the ACSB Pre-Existing IP, it will be the exclusive owner or exclusive licensee of all right, title and interest in the ACSB Pre-Existing IP, with full right, power and authority to grant the License granted to BGM under this Licensing Addendum.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

37.   Additional Terms. The following additional terms shall apply:

a.     The rights and obligations of BGM and ACSB under this Licensing Addendum are subject to the condition precedent that ACSB acquire all of the ACSB Pre-Existing IP. BGM acknowledges that (i) some or all of the ACSB Pre-Existing IP is currently owned by one or more Third Parties and (ii) ACSB does not warrant in any way that this condition precedent will be fulfilled.

b.     In the event the condition precedent set forth in paragraph 13 a. above is not fulfilled within two years after the date of this Licensing Addendum,  this Licensing Addendum shall automatically terminate and the Parties will not have any obligations hereunder whatsoever. In the event ACSB acquires the ACSB Pre-Existing IP after such a termination, this Licensing Addendum shall impose no restriction on the ability of ACSB to enter into any transaction with any third party related to the ACSB Pre-Existing IP.

c.     BGM shall reimburse patent prosecution costs previously incurred by ACSB in connection with the ACSB Pre-Existing IP upon presentation to BGM of appropriate documentation, up to a maximum of $[***].

d.     Each Party shall give the other Party prompt notice of the development of any Jointly Developed IP.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have executed this Licensing Addendum No. 2 effective as of this          day of April, 2007.

BG MEDICINE, INC.		ACS BIOMARKER B.V., i.o.

By:	/s/ Pieter Muntendam	By its incorporators as listed below:
Its President and CEO

THE UNIVERSITY OF MAASTRICHT

		By:	/s/ Jo Ritzen
Its President

BIOMEDBOOSTER, B.V.

		By:	/s/ Tom Melvis
Its Attorney

/s/ Yigal Pinto
Yigal Pinto

/s/ Mat Daemen
Mat Daemen

/s/ Tilman Hackeng
Tilman Hackeng

/s/ Marcel Kannekens
Marcel Kannekens

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.